UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A
(Rule 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

Filed by the Registrant	☑

Filed by a Party other than the Registrant	☐
Check the appropriate box:
☐	Preliminary Proxy Statement

☐	Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-11(c) and Rule 14a-12
PSYCHIATRIC SOLUTIONS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
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NOTICE OF SPECIAL MEETING OF STOCKHOLDERS TO BE HELD DECEMBER 15, 2005
IMPORTANT
PROXY STATEMENT
SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER 15, 2005
INFORMATION CONCERNING SOLICITATION AND VOTING
PROPOSAL 1: APPROVAL OF AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
GENERAL INFORMATION
APPENDIX A

840 CRESCENT CENTRE DRIVE
SUITE 460
FRANKLIN, TENNESSEE 37067
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD DECEMBER 15, 2005
TO OUR STOCKHOLDERS:
     The Board of Directors has determined that a Special Meeting of Stockholders (the “Special Meeting”) of Psychiatric Solutions, Inc. (the “Company”) will be held on Thursday, December 15, 2005 at 10:00 a.m., Central Time, at the Company’s executive offices located at 840 Crescent Centre Drive, Suite 460, Franklin, Tennessee 37067, for the following purposes:
(1)	To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended, to increase the number of authorized shares of common stock, $0.01 par value, from 48,000,000 shares to 125,000,000 shares; and

(2)	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.
     The Board of Directors has fixed the close of business on November 4, 2005 as the record date for determining stockholders entitled to notice of and to vote at the Special Meeting or any adjournments or postponements thereof. All stockholders are cordially invited to attend the meeting. However, to assure your representation at the meeting, you are urged to complete, sign, date and return the enclosed proxy as promptly as possible in the enclosed postage-prepaid envelope. Any stockholder attending the meeting may vote in person even if he or she returned a proxy.
     The enclosed Proxy Statement contains more information regarding matters to be voted on at the Special Meeting. Please read the Proxy Statement carefully.

By order of the Board of Directors, Joey A. Jacobs Chairman, President and Chief Executive Officer
Dated: November 14, 2005
IMPORTANT
     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE COMPLETE, DATE, SIGN AND MAIL THE ENCLOSED PROXY AS SOON AS POSSIBLE IN THE ENCLOSED POSTAGE-PAID ENVELOPE. IF YOU ATTEND THE MEETING AND WISH TO VOTE YOUR SHARES PERSONALLY, YOU MAY DO SO AT ANY TIME BEFORE THE PROXY IS EXERCISED.

(Psychiatric Solutions, Inc. Logo)
840 CRESCENT CENTRE DRIVE
SUITE 460
FRANKLIN, TENNESSEE 37067
PROXY STATEMENT
SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON DECEMBER 15, 2005
     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Psychiatric Solutions, Inc. (the “Company”) of proxies to be voted at the Special Meeting of Stockholders (the “Special Meeting”), to be held at the Company’s executive offices located at 840 Crescent Centre Drive, Suite 460, Franklin, Tennessee 37067, on Thursday, December 15, 2005, at 10:00 a.m., Central Time, for the purposes set forth in the accompanying notice, and at any adjournments or postponements thereof. This Proxy Statement and the accompanying proxy are first being mailed or given to stockholders on or about November 14, 2005.
INFORMATION CONCERNING SOLICITATION AND VOTING
Voting of Proxy
     If the enclosed proxy is properly executed and received prior to or at the Special Meeting and not properly revoked, it will be voted in accordance with the instructions, if any, given by the stockholder, and if no instructions are given, it will be voted FOR the approval of the amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended. The persons named as proxies in the enclosed proxy were selected by the Company’s Board of Directors.
     Stockholders who sign proxies have the right to revoke them at any time before they are voted by delivering a written request to Brent Turner, Executive Vice President, Finance and Administration of the Company, prior to the Special Meeting or by submitting another proxy at a later date, and the giving of the proxy will not affect the right of a stockholder to attend the meeting and vote in person.
     Even if you plan to attend the Special Meeting, please sign, date and return the enclosed proxy as soon as possible in the enclosed postage-paid envelope.
Record Date
     The close of business on November 4, 2005 (the “Record Date”) has been fixed as the record date for the determination of stockholders entitled to vote at the meeting. As of the Record Date, the Company had 48,000,000 authorized shares of common stock, $0.01 par value (“Common Stock”), of which 26,117,149 shares were outstanding and entitled to vote, and 1,186,530 authorized shares of preferred stock, $0.01 par value (“Preferred Stock”), of which no shares were outstanding. Common Stock is the Company’s only outstanding class of voting stock. Each share of Common Stock will have one vote on each matter to be voted upon at the Special Meeting.
Quorum and Voting Requirements
     A majority of the shares of Common Stock entitled to vote, represented in person or by proxy, is required to constitute a quorum. If a quorum is not present at the time of the Special Meeting, the stockholders entitled to vote, present in person or represented by proxy, shall have the power to adjourn the Special Meeting until a quorum shall be present or represented by proxy. The Special Meeting may be adjourned from time to time, whether or not a quorum is present, by the affirmative vote of a majority of the votes present and entitled to be cast at the Special Meeting, by the officer of the Company presiding over the Special Meeting, or by the Board of Directors. Abstentions and broker non-votes will be counted for purposes of determining the presence of a quorum at the Special Meeting. A broker non-vote occurs if a broker or other nominee attending the meeting in person or submitting a proxy does not have discretionary authority and has not received voting instructions from the beneficial owner of shares on a particular matter.
     Approval of the amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended, requires the affirmative vote of the holders of a majority of the shares of Common Stock outstanding on the Record Date and entitled to vote at the Special Meeting. Under Delaware law, abstentions and broker non-votes will have the same legal effect as a vote against the proposed amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended.
Miscellaneous
     The Company will bear the cost of printing, mailing and other expenses in connection with this solicitation of proxies and will also reimburse brokers and other persons holding shares of Common Stock in their names or in the names of nominees for their expenses in forwarding this proxy material to the beneficial owners of such shares. Certain of the directors, officers and employees of the Company may, without any additional compensation, solicit proxies in person or by telephone.

PROPOSAL 1: APPROVAL OF AMENDMENT TO THE COMPANY’S
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
     The Company’s Amended and Restated Certificate of Incorporation, as amended, currently authorizes the issuance of a total of 49,186,530 shares of capital stock, consisting of 48,000,000 shares of Common Stock and 1,186,530 shares of Preferred Stock. As of the Record Date, 26,117,149 shares of Common Stock were outstanding and no shares of Preferred Stock were outstanding. In addition, as of the Record Date, the Company had 2,429,171 shares of Common Stock subject to outstanding stock options and 1,768,892 shares of Common Stock reserved for issuance pursuant to future grants under the Company’s stock incentive plans. Therefore, the Company’s total Common Stock share requirement as of the Record Date was approximately 30,315,212 shares (the “Share Requirement”).
Description of the Proposed Amendment
     On November 1, 2005, the Company’s Board of Directors unanimously approved an amendment to Company’s Amended and Restated Certificate of Incorporation (the “Amendment”), subject to stockholder approval, to increase the number of shares of Common Stock authorized for issuance from 48,000,000 to 125,000,000 shares. Nothing in the proposed Amendment would change the number of authorized shares of Preferred Stock. The full text of the proposed Amendment is set out in Appendix A to this Proxy Statement.
     The stockholders are being asked to approve the Amendment. If the Amendment is approved by the stockholders, it will become effective upon the filing of the Amendment with the Secretary of State of the State of Delaware. The authorized but unissued shares of Common Stock would be available for issuance from time to time for such purposes and for such consideration as the Board of Directors may determine to be appropriate without further action by the stockholders, except for those instances in which applicable law or stock exchange rules require stockholder approval. The additional shares of authorized Common Stock, when issued, would have the same rights and privileges as the shares of Common Stock currently issued and outstanding. If the proposal is not approved by the stockholders, the Amendment will not be filed and the proposal will not be implemented.
Purposes of the Proposed Stock Split and Amendment
     On November 1, 2005, the Board of Directors conditionally approved a two-for-one stock split to be effected in the form of a stock dividend of one share of Common Stock for each share of Common Stock outstanding on December 27, 2005, the proposed record date for the stock split. The stock split is conditioned upon approval by the stockholders of the Amendment. The Board of Directors believes that the stock split is in the best interest of the Company and its stockholders because it is expected to place the market price of the Company’s Common Stock in a range that is more attractive to investors and may result in improved liquidity and enhanced trading volume for the Company’s shares. The primary purpose of the Amendment is to provide a sufficient number of shares of Common Stock to effect the stock split, pursuant to which each stockholder of record on December 27, 2005 would be entitled to receive on January 9, 2006 one additional share of Common Stock for each share of Common Stock held.
     Currently, the Company’s Amended and Restated Certificate of Incorporation, as amended, authorizes 48,000,000 shares of Common Stock and the Company’s Share Requirement is 60,630,424, after giving effect to the proposed two-for-one stock split. Accordingly, the Company does not have an adequate number of authorized shares of Common Stock to enable the completion of the two-for-one stock split. The Board of Directors therefore approved the Amendment, subject to stockholder approval, to increase the number of shares of Common Stock authorized under the Amended and Restated Certificate of Incorporation, as amended, from 48,000,000 to 125,000,000.
     In addition, the Board of Directors believes that it is in the Company’s best interest to increase the number of authorized shares of Common Stock beyond the number necessary to effect the stock split in order to have additional authorized but unissued shares available for issuance to meet business needs as they arise without the expense or delay of a special meeting of stockholders to approve additional authorized shares at that time. Such business needs may include future stock dividends or splits, equity financings, acquisitions, new or current employee benefit plans and other proper corporate purposes identified by the Board of Directors in the future. Any future issuance of Common Stock of the Company would remain subject to separate stockholder approval if required by Delaware law or the rules of any national securities exchange or automated quotation system on which shares of Common Stock of the Company are then listed or traded.

     If the proposal is approved by the stockholders, upon the effective date of the Amendment, the Company would have approximately 64,369,576 shares of Common Stock authorized and available for future issuance after the two-for-one stock split. If the proposal is not approved by the stockholders, the number of authorized shares of Common Stock of the Company will remain at 48,000,000, the two-for-one stock split will not be effected and the Company would have only 17,684,788 shares of Common Stock which remain authorized and available for future issuance, after accounting for the shares reserved under the Company’s stock incentive plans.
     Other than as permitted or required under the Company’s existing stock incentive plans and outstanding securities, the Board of Directors has no immediate plans, understandings, agreements or commitments to issue additional shares of Common Stock for any purposes other than the two-for-one stock split described above.
     The Board of Directors believes that the proposed increase in the number of authorized shares of Common Stock will make a sufficient number of shares available, should the Company decide to use its shares for one or more of the previously mentioned purposes or otherwise. The Company reserves the right to seek a further increase in authorized shares from time to time in the future as considered appropriate by the Board of Directors.
Other Potential Effects of the Proposed Amendment
     If the stockholders approve the Amendment, the Board of Directors may cause the issuance of the additional shares of Common Stock without further vote of the stockholders of the Company, except as provided under Delaware corporate law or under the rules of any national securities exchange or automated quotation system on which shares of Common Stock of the Company are then listed or traded. Under the Company’s Amended and Restated Certificate of Incorporation, as amended, the Company’s stockholders do not have preemptive rights to subscribe to additional securities that may be issued by the Company, which means that current stockholders do not have a prior right to purchase any new issue of capital stock of the Company in order to maintain their proportionate ownership of the Company’s Common Stock. In addition, if the Board of Directors elects to issue additional shares of Common Stock, such issuance could have a dilutive effect on the earnings per share, voting power and holdings of current stockholders. Under Delaware law, the Company’s stockholders are not entitled to dissenters’ rights with respect to the proposed Amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended.
     In addition to the corporate purposes discussed above, the proposed Amendment could, under certain circumstances, have an anti-takeover effect, although this is not the intent of the Board of Directors. For example, it may be possible for the Board of Directors to delay or impede a takeover or transfer of control of the Company by causing such additional authorized shares to be issued to holders who might side with the Board of Directors in opposing a takeover bid that the Board of Directors determines is not in the best interests of the Company and its stockholders. The Amendment therefore may have the effect of discouraging unsolicited takeover attempts. By potentially discouraging initiation of any such unsolicited takeover attempt, the proposed Amendment may limit the opportunity for the Company’s stockholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal. The proposed Amendment may have the effect of permitting the Company’s current management, including the current Board of Directors, to retain its position, and place it in a better position to resist changes that stockholders may wish to make if they are dissatisfied with the conduct of the Company’s business. The Board of Directors, however, is not aware of any attempt to take control of the Company and the Board of Directors has not presented this proposal with the intent that it be utilized as a type of anti-takeover device.
Stock Split Implementation
     If the Amendment is approved, holders of record of Common Stock as of the close of business on the stock split record date will receive, as a stock dividend, one additional share of Common Stock for each share of Common Stock owned as of that date. If the Amendment is approved at the Special Meeting, the additional shares of Common Stock are expected to be mailed to the stockholders by the Company’s transfer agent on January 9, 2006. The Company’s stockholders as of the stock split record date will not pay, and the Company will not receive, any payment or other consideration for the additional shares that will be issued or the adjustments that will be made pursuant to the stock split. A stockholder’s equity interest in the Company will not increase as a result of the stock split; however, any sale of the shares received as a result of the stock split by a stockholder will reduce such stockholder’s proportional equity interest in the Company. Holders of Common Stock should retain their Common Stock certificates issued prior to the stock split record date, and those certificates issued prior to that date will continue to represent the number of shares of Common Stock evidenced thereby.
     Upon the effectiveness of the stock split, appropriate adjustments will be made to stock options and other stock-based instruments awarded and to be awarded under the Company’s compensation, incentive and benefit programs.
Recommendation of the Board of Directors
     The Board of Directors has unanimously approved the proposed Amendment and has determined that the increase in authorized Common Stock is in the best interests of the Company and its stockholders.
The Board of Directors recommends that the stockholders vote FOR approval of the Amendment to the Company’s Amended and Restated Certificate of Incorporation.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT
     The following table sets forth information with respect to ownership of the Company’s Common Stock, as of November 4, 2005, by:
•	each person known by the Company to be the beneficial owner of 5% or more of the Company’s Common Stock;

•	each of the Company’s directors;

•	each of the Company’s named executive officers; and

•	all of the Company’s directors and named executive officers as a group.
     To the Company’s knowledge, unless otherwise indicated, each stockholder listed below has sole voting and investment power with respect to the shares beneficially owned. All computations are based on 26,117,149 shares of Common Stock outstanding on November 4, 2005.

	Number of
	Shares	Percent of
Name of	Beneficially	Common Stock
Beneficial Owner, Executive Officer or Director	Owned	Beneficially Owned(1)
Executive Officers and Directors:
Joey A. Jacobs (2)	469,076	1.8%
Steven T. Davidson (3)	37,000	*
Jack R. Salberg (4)	55,250	*
Jack E. Polson (5)	75,371	*
Brent Turner (6)	60,250	*
William F. Carpenter III (7)	3,000	*
Mark P. Clein (8)	42,251	*
David M. Dill (9)	1,500	*
Richard D. Gore (10)	6,000	*
Christopher Grant, Jr. (11)	933	*
Ann H. Lamont (12)	19,035	*
William M. Petrie, M.D. (13)	10,864	*
Edward K. Wissing (14)	9,869	*
All directors and named executive officers as a group (13 persons) (15)	790,399	2.9%

Beneficial Owner:
Citigroup Global Markets Limited (16)	1,362,760	5.2%

*	Less than 1%

(1)	Under SEC rules, the number of shares shown as beneficially owned includes shares of Common Stock subject to options that currently are exercisable or will be exercisable within sixty (60) days of November 4, 2005. Shares of Common Stock subject to options that are currently exercisable or will be exercisable within sixty (60) days of November 4, 2005 are considered to be outstanding for the purpose of computing the percentage of the shares held by a holder, but are not considered to be outstanding for computing the percentage held by others.

(2)	Includes options to purchase 426,818 shares.

(3)	Includes options to purchase 37,000 shares.

(4)	Includes options to purchase 55,250 shares.

(5)	Includes options to purchase 75,371 shares.

(6)	Includes options to purchase 60,250 shares.

(7)	Includes options to purchase 3,000 shares.

(8)	Includes options to purchase 24,049 shares.

(9)	Includes options to purchase 1,500 shares.

(10)	Includes options to purchase 6,000 shares.

(11)	Includes options to purchase 933 shares.

(12)	Includes options to purchase 6,000 shares.

(13)	Includes options to purchase 1,500 shares.

(14)	Includes options to purchase 9,869 shares.

(15)	Includes options to purchase 707,540 shares.

(16)	Citigroup Global Markets Limited acquired the shares from Ardent Health Services LLC pursuant to a Securities Purchase Agreement, dated August 2, 2005. To the Company’s knowledge, Citigroup Global Markets Limited does not beneficially own any other shares of the Company’s Common Stock. The address for Citigroup Global Markets Limited is 390 Greenwich Street, Fifth Floor, New York, New York 10013.

GENERAL INFORMATION
Other Matters
     Management of the Company is not aware of any matters other than those described in this Proxy Statement that may be presented for action at the Special Meeting. If any other matters properly come before the Special Meeting, it is intended that the proxies will be voted with respect thereto in accordance with the judgment of the person or persons voting such proxies subject to the direction of the Board of Directors.
Deadlines for Submission of Stockholder Proposals for 2006 Annual Meeting
     Stockholder proposals intended to be presented at the 2006 annual meeting of stockholders must be received by the Company at its principal executive offices located at 840 Crescent Centre Drive, Suite 460, Franklin, Tennessee 37067 no later than December 21, 2005 in order for the proposals to be included in the Proxy Statement and form of proxy for that meeting.
     The deadline for delivering notice of a stockholder proposal, other than a proposal to be included in the Proxy Statement, for the 2006 annual meeting of stockholders is March 6, 2006, pursuant to Rule 14a-4 under the Securities Exchange Act of 1934, as amended. If a stockholder who wishes to present such a proposal fails to notify the Company by this date, the proxies that management solicits for the meeting will have discretionary authority to vote on the stockholder’s proposal if it is properly brought before the annual meeting.

By order of the Board of Directors, Joey A. Jacobs Chairman, President and Chief Executive Officer

APPENDIX A
CERTIFICATE OF AMENDMENT
TO
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
PSYCHIATRIC SOLUTIONS, INC.
     PSYCHIATRIC SOLUTIONS, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify:
     FIRST: The name of the Corporation is Psychiatric Solutions, Inc.
     SECOND: The Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on March 9, 1998, and was amended on August 5, 2002, August 30, 2002 and March 21, 2003.
     THIRD: The Amended and Restated Certificate of Incorporation of the Corporation is hereby amended so that Section A of ARTICLE V reads in its entirety as follows:
“A. This Corporation is authorized to issue two classes of shares to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares of stock that the Corporation is authorized to issue is One Hundred Twenty-Six Million One Hundred Eighty Six Thousand Five Hundred Thirty (126,186,530) shares, of which One Hundred Twenty-Five Million (125,000,000) shares shall be Common Stock, each having a par value of one cent ($0.01) per share, and One Million One Hundred Eighty Six Thousand Five Hundred Thirty (1,186,530) shares shall be Preferred Stock, each having a par value of one cent ($0.01) per share.”
     FOURTH: The above amendment to the Amended and Restated Certificate of Incorporation of the Corporation was duly adopted and approved at a meeting of the members of the Board of Directors and duly adopted and approved at a special meeting of the stockholders in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.
     IN WITNESS WHEREOF, the undersigned has executed this certificate on this ___ day of December, 2005.

PSYCHIATRIC SOLUTIONS, INC.

By:

Name:

Title:

PSYCHIATRIC SOLUTIONS, INC.
PROXY FOR SPECIAL MEETING OF STOCKHOLDERS
December 15, 2005
     The undersigned hereby appoints Joey A. Jacobs and Brent Turner, or either of them, with full power of substitution and resubstitution, as proxies to vote all shares of capital stock of Psychiatric Solutions, Inc. (the “Company”) that the undersigned is entitled to vote at the Special Meeting of Stockholders of the Company to be held at the Company’s executive offices located at 840 Crescent Centre Drive, Suite 460, Franklin, Tennessee 37067, on Thursday, December 15, 2005 at 10:00 a.m., Central Time, and at any adjournments or postponements thereof, on the following matters as indicated below and such other business as may properly come before the Special Meeting:
1. Approval of the amendment to Psychiatric Solutions, Inc.’s Amended and Restated Certificate of Incorporation, as amended.

☐ FOR	☐ AGAINST	☐ ABSTAIN
     In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.
THIS PROXY MUST BE DATED AND SIGNED ON THE REVERSE SIDE

     This proxy is being solicited by the Company’s Board of Directors and, when properly executed, will be voted as specified. If not otherwise specified, the above named proxies will vote FOR approval of the amendment to Psychiatric Solutions, Inc.’s Amended and Restated Certificate of Incorporation, as amended.
MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT ☐
MARK HERE IF YOU PLAN TO ATTEND THE MEETING ☐

Date:____________________________
________________________________
Signature
Date:____________________________
________________________________
Signature

IMPORTANT
Please sign exactly as your name or names appear on this proxy and mail promptly in the enclosed envelope. If you sign as agent or in any other capacity, please state the capacity in which you sign. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.
Please mark, sign, date and return this Proxy in the enclosed envelope.